Exhibit 99.1

FOR IMMEDIATE RELEASE

GYRODYNE COMPANY OF AMERICA, INC. ANNOUNCES

COMMENCEMENT OF RIGHTS OFFERING TO SHAREHOLDERS

 ST. JAMES, NY – May 19, 2015 – Gyrodyne Company of America, Inc. (NASDAQ: GYRO), a self-managed and self-administered real estate investment trust (“Gyrodyne” or the "Company"), today announced that it has commenced its previously announced rights offering pursuant to an effective registration statement.

In the rights offering, shareholders will receive three non-transferable subscription rights for every two shares of common stock owned as of May 6, 2015, which is the record date for the rights offering. Each subscription right will entitle shareholders to purchase one share of common stock at a subscription price of $2.75 per share. For example, a shareholder who owns 100 shares of common stock on May 6, 2015 will be granted 150 subscription rights entitling the shareholder to purchase 150 shares of common stock for an aggregate purchase price of $412.50. Shareholders who exercise their basic subscription privilege in full may also exercise an over-subscription privilege to purchase additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and proration. Gyrodyne is offering an aggregate of 2,224,020 shares of common stock in the rights offering and, if fully subscribed, aggregate gross proceeds to Gyrodyne will be $6,116,055.

Gyrodyne is conducting the rights offering to facilitate the vote of two-thirds of the outstanding shares needed under New York law to approve the previously announced proposed merger of Gyrodyne and Gyrodyne Special Distribution, LLC (“GSD”) with and into Gyrodyne, LLC (the “Merger”), as well as to raise equity capital in a timely and cost-effective manner while providing all Gyrodyne shareholders the opportunity to participate. If the Merger is effected, all Gyrodyne shares, all 5% dividend notes of Gyrodyne and all limited liability company interests of GSD will be converted into limited liability company interests in Gyrodyne LLC.

The subscription rights are exercisable until 5:00 p.m., New York City time, on June 17, 2015. Gyrodyne may extend the rights offering period for additional periods ending no later than July 17, 2015 or cancel the rights offering at any time for any reason.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on May 18, 2015.

Each shareholder of record as of May 6, 2015 will receive by mail an information packet that explains the rights offering. Shareholders with specific questions or who need additional copies of the rights offering documents are urged to contact MacKenzie Partners, Inc., the information agent for the rights offering, at (800) 322-2885 (toll free).

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities, nor shall there be any offer, solicitation or sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of such securities under the securities laws of such state. The rights offering will be made only by means of a prospectus, copies of which are being mailed to all shareholders as of the record date.

About Gyrodyne Company of America, Inc.

Gyrodyne, a real estate investment trust, manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties primarily in the New York metropolitan area. Gyrodyne owns a 68 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property which is the subject of development plans. Gyrodyne also owns medical office buildings in Port Jefferson Station, New York, Cortlandt Manor, New York and Fairfax, Virginia. Gyrodyne is also a limited partner in Callery Judge Grove, L.P., the only assets of which consist of potential future payments upon the achievement of certain development benchmarks by the purchaser in the 2013 sale by the partnership of an undeveloped 3,700 plus acre property in Palm Beach County, Florida. The Company's common stock is traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about Gyrodyne may be found on its web site at www.gyrodyne.com.

Forward-Looking Statement Safe Harbor

The statements made in this press release that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, risks associated with the Company's ability to implement the tax liquidation, plan of liquidation or the plan of merger, the risk that the proceeds from the sale of the Company's assets may be substantially below the Company's estimates, the risk that the proceeds from the sale of our assets may not be sufficient to satisfy the Company's obligations to its current and future creditors, the risk of shareholder litigation against the tax litigation, the plan of liquidation or the plan of merger and other unforeseeable expenses related to the proposed liquidation, the tax treatment of condemnation proceeds, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing the Company's undeveloped property in St. James, New York and other risks detailed from time to time in the Company's SEC reports.

Important Information for Investors and Shareholders

This communication does not constitute a solicitation of any vote or approval. The plan of merger will be submitted to the Company's shareholders for their consideration and vote at the shareholders' meeting. In connection with the proposed transaction, the Company will file a supplement to its proxy statement with the SEC. THE COMPANY'S SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, SUPPLEMENT AND RELATED DOCUMENTS CAREFULLY (WHEN THEY BECOME AVAILABLE) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents containing other important information about the Company filed or furnished to the SEC (when they become available) may be read and copied at the SEC's public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, from which any electronic filings made by the Company may be obtained without charge. In addition, investors and shareholders may obtain copies of the documents filed with or furnished to the SEC upon oral or written request without charge. Requests may be made in writing by regular mail by contacting the Company at the following address: One Flowerfield, Suite 24, St. James, NY 11780, Attention: Investor Relations. The proxy statement also will be available on the Company's web site located at www.gyrodyne.com.

The Company and its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company's directors and executive officers and their ownership of the Company's common stock is available in the Company’s registration statement on Form S-1, as amended, which was declared effective by the SEC on May 18, 2015. Other information regarding the interests of such individuals as well as information regarding the Company's directors and officers will be available in the proxy statement supplement when it becomes available. These documents can be obtained free of charge from the sources indicated above.